UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2011

MAGMA DESIGN AUTOMATION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33213	77-0454924
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, San Jose, California 95110
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (408) 565-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Magma Design Automation, Inc. (the “Company”) was held on October 20, 2011. At the Annual Meeting, the Company's stockholders considered the four proposals set forth below, each of which is described in more detail in the Company's Proxy Statement filed with the Securities and Exchange Commission on August 29, 2011 (the “Proxy Statement”).

The results were as follows:

Proposal 1: Election of two Class I directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Roy E. Jewell	44,529,769	534,706	18,315,514
Thomas M. Rohrs	43,816,824	1,247,651	18,315,514

Messrs. Jewell and Rohrs were elected.

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending April 29, 2012:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
63,250,569	85,159	44,261	—

The appointment of Grant Thornton LLP was ratified.

Proposal 3: Advisory vote on the compensation of the Company's named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,947,036	1,047,350	70,089	18,315,514

The compensation of the Company's named executive officers was approved on an advisory basis.

Proposal 4: Advisory vote on the frequency of future advisory votes on executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
41,185,351	50,241	3,710,978	117,905	18,315,514

One year was selected, on an advisory basis, as the preferred frequency of future advisory votes on executive compensation. After considering the vote results on this proposal, the Board of Directors of the Company has decided that it will include an advisory vote on the compensation paid to the Company's executive officers in its proxy materials every year until the next required vote on the frequency of future advisory votes on executive compensation, which will occur no later than the Company's annual meeting of stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Magma Design Automation, Inc.
(Registrant)

Dated: October 26, 2011	By:	/s/ PETER S. TESHIMA
Peter S. Teshima
Corporate Vice President- Finance and Chief Financial Officer